                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K/A No. 1

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)........ June 4, 1996



                                  NORSTAN, INC.
- ------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       MINNESOTA                       0-8141                 41-0835746
- ----------------------------   ------------------------  ---------------------
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
of incorporation)                                        Identification Number)



                              609 North Highway 169
                               Plymouth, MN 55441
                    ----------------------------------------
                    (Address of principal executive offices)



Registrant's telephone number, including area code ....... (612) 513-5000



                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.
          Report of Independent Accountants
          Balance Sheets as of December 31, 1995 and 1994
          Statements of Operations for the years ended December 31, 1995 and
               1994
          Statements of Stockholders' Equity for the years ended December 31,
               1995 and 1994
          Statements of Cash Flows for the years ended December 31, 1995 and
               1994
          Notes to Financial Statements
          Unaudited Balance Sheets as of March 31, 1996 and 1995
          Unaudited Statements of Operations for the quarter ended
               March 31, 1996 and 1995
          Unaudited Statements of Stockholders' Equity for the quarter ended March 31, 1996 and 1995
          Unaudited Statements of Cash Flows for the quarter ended
               March 31, 1996 and 1995

     (b)  PRO FORMA FINANCIAL INFORMATION.
          Pro Forma Consolidated Balance Sheet as of January 27, 1996
               (unaudited)
          Pro Forma Consolidated Statements of Operations for the year ended
               April 30, 1995 and for the nine months ended January 27, 1996 (unaudited)
          Notes to Pro Forma Consolidated Financial Statements

     (c) EXHIBITS. The following documents are filed as an exhibit to this Form 8-K and are is incorporated herein by reference:

          EXHIBIT NO.         DESCRIPTION
          -----------         -----------
              2               Agreement and Plan of Merger, dated May 24, 1996,
                              by and among Norstan, Inc., CCC Acquisition
                              Subsidiary and Connect Computer Company.
              23              Consent of Coopers & Lybrand LLP

Report of Independent Accountants

To the Stockholders and Board of Directors of Connect Computer Company:

We have audited the accompanying balance sheets of Connect Computer Company as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Connect Computer Company as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Minneapolis, Minnesota
February 20, 1996, except as to Note 8,
     Subsequent Event, for which the
     date is March 1, 1996.


CONNECT COMPUTER COMPANY
BALANCE SHEETS
AS OF DECEMBER 31, 1995 AND 1994

                                      ASSETS                                           1995            1994
Current assets:
  Cash                                                                                              $   18,374
  Accounts receivable, net                                                           $3,909,318      2,241,786
  Inventories                                                                           247,456        225,274
  Prepaid expenses                                                                      159,715        112,191
  Deferred income taxes                                                                  54,000         21,000
  Note receivable                                                                                       58,077
                                                                                     -----------    -----------

       Total current assets                                                           4,370,489      2,676,702

Furniture and equipment, net                                                          2,010,871      1,220,228
Deferred income taxes                                                                    33,000         41,000
Other assets                                                                             78,038         21,200
                                                                                     -----------    -----------

       Total assets                                                                  $6,492,398     $3,959,130
                                                                                     -----------    -----------
                                                                                     -----------    -----------
                                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Note payable, bank                                                                  1,000,000        500,000
  Current portion of long-term debt                                                     129,996        171,912
  Current portion of capital lease obligations                                          344,711         74,498
  Accounts payable, including cash overdraft of $30,688 as of
    December 31, 1995                                                                 1,184,653      1,138,967
  Accrued expenses                                                                      514,062        277,319
  Income taxes payable                                                                  300,213         10,713
  Deferred revenues                                                                     463,634        380,858
                                                                                     -----------    -----------

       Total current liabilities                                                      3,937,269      2,554,267
                                                                                     -----------    -----------

Long-term debt, less current portion                                                    476,652        603,341
Capital lease obligations, less current portion                                         649,248         93,902
Deferred rent                                                                            87,744         85,748
Deferred compensation                                                                    59,500         19,500
Deferred gain on sale of equipment                                                                      15,418

Commitments

Stockholders' equity:
  Common stock, $.01 par value; 100,000,000 shares authorized; shares issued and outstanding 3,353,100 and 3,348,500 at December 31,
    1995 and 1994, respectively                                                          33,531         33,485
  Additional paid-in capital                                                              8,287          8,000
  Retained earnings                                                                   1,255,665        579,117
                                                                                     -----------    -----------

                                                                                      1,297,483        620,602
  Less: Promissory notes receivable from sale of common stock                           (15,498)       (33,648)
                                                                                     -----------    -----------

       Total stockholders' equity                                                     1,281,985        586,954
                                                                                     -----------    -----------

       Total liabilities and stockholders' equity                                    $6,492,398     $3,959,130
                                                                                     -----------    -----------
                                                                                     -----------    -----------



    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.


CONNECT COMPUTER COMPANY
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                    1995            1994
Revenues:
  Technical and consulting services             $ 17,234,329   $ 10,278,345
  Product sales                                    6,068,987      5,916,591
                                                -------------  -------------

                                                  23,303,316     16,194,936
                                                -------------  -------------

Costs and expenses:
  Cost of services                                11,922,865      6,973,119
  Cost of products sold                            5,154,871      4,844,339
                                                -------------  -------------

                                                  17,077,736     11,817,458
                                                -------------  -------------

       Gross profit                                6,225,580      4,377,478

  Selling, general and administrative              4,918,274      3,857,566
                                                -------------  -------------

       Operating income                            1,307,306        519,912

Other income (expense):
  Interest expense                                   (179,416)      (120,512)
  Interest and other income, net                      62,658          6,115
                                                -------------  -------------

  Income before income taxes                       1,190,548        405,515

Income taxes                                         514,000        180,000
                                                -------------  -------------

  Net income                                    $    676,548   $    225,515
                                                -------------  -------------
                                                -------------  -------------







    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.


CONNECT COMPUTER COMPANY
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                            Additional     Promissory
                                                              Common          Paid-In         Note         Retained
                                                               Stock          Capital      Receivable      Earnings         Total

Balances, December 31, 1993                                 $   32,985                   $   (28,960)    $  353,602     $  357,627

Sale of common stock                                               500     $    8,000         (8,500)

Proceeds from payments of promissory notes receivable                                          3,812                         3,812

1994 net income                                                                                             225,515        225,515
                                                            -----------    -----------   -----------     -----------    -----------
Balances, December 31, 1994                                     33,485          8,000       (33,648)        579,117        586,954

Exercise of stock options                                           46            287                                          333

Proceeds from payments of promissory notes receivable                                        18,150                         18,150

1995 net income                                                                                             676,548        676,548
                                                            -----------    -----------   -----------     -----------    -----------

Balances, December 31, 1995                                 $   33,531     $    8,287    $  (15,498)     $1,255,665     $1,281,985
                                                            -----------    -----------   -----------     -----------    -----------
                                                            -----------    -----------   -----------     -----------    -----------








       THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.


CONNECT COMPUTER COMPANY
STATEMENTS OF CASH FLOWS
INCREASE (DECREASE) IN CASH
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                             1995                 1994

Cash flows from operating activities:
  Net income                                                            $     676,548       $     225,515
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                             638,173             484,075
    Recognition of deferred gain on sale of equipment                         (15,418)            (19,175)
    Deferred income taxes                                                     (25,000)            (44,000)
    Deferred rent                                                               1,996              49,717
    Provision for write-down of inventories                                                        35,736
    Deferred compensation                                                      40,000              19,500
    Other                                                                       2,662            (21,200)
    Changes in operating assets and liabilities:
      Accounts receivable                                                  (1,667,532)           (342,670)
      Inventories                                                             (22,182)             44,085
      Prepaid expenses                                                        (47,524)            (34,205)
      Accounts payable                                                         14,998              66,945
      Accrued expenses                                                        236,743             168,607
      Income taxes payable                                                    289,500              10,713
      Deferred revenues                                                        82,776           (141,456)
                                                                        --------------      --------------

    Net cash provided by operating activities                                 205,740             502,187
                                                                        --------------      --------------

Cash flows from investing activities:
  Purchase of furniture and equipment                                        (462,190)           (817,127)
  Proceeds from payments of note receivable                                    58,077              72,226
  Purchase of investments to fund deferred compensation liability             (59,500)
                                                                        --------------      --------------

    Net cash used in investing activities                                    (463,613)           (744,901)
                                                                        --------------      --------------
Cash flows from financing activities:
  Payments of note payable, bank                                           (8,250,000)         (4,105,000)
  Borrowings under note payable, bank                                       8,750,000           4,105,000
  Payments of long-term debt                                                 (818,605)           (438,272)
  Payments of capital lease obligation                                       (141,067)            (58,872)
  Proceeds from long-term debt                                                650,000             750,000
  Increase in cash overdraft                                                   30,688
  Proceeds from the sale of common stock                                          333
  Proceeds from payments of promissory notes receivable                        18,150               3,812
                                                                        --------------      --------------
    Net cash provided by financing activities                                 239,499             256,668
                                                                        --------------      --------------







    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.


CONNECT COMPUTER COMPANY
STATEMENTS OF CASH FLOWS, CONTINUED
INCREASE (DECREASE) IN CASH
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                        1995           1994
Net (decrease) increase in cash                      $   (18,374)   $    13,954
                                                     ------------   ------------

Cash, beginning of year                                   18,374          4,420
                                                     ------------   ------------

Cash, end of year                                              -        $18,374
                                                     ------------   ------------
                                                     ------------   ------------

Supplemental disclosures of cash flow information:
  Cash paid for interest                                $175,600       $120,512
                                                     ------------   ------------
                                                     ------------   ------------

  Cash paid for income taxes                         $   249,500    $   200,000
                                                     ------------   ------------
                                                     ------------   ------------


Supplemental disclosures of noncash investing and financing activities:
     The Company acquired equipment under capital leases with an initial carrying value of $966,626 and $50,584 in 1995 and 1994, respectively.


     During 1994, the Company acquired $13,075 of leasehold improvements in exchange for a $13,075 interest-bearing note.


     During 1994, the Company issued 50,000 shares of common stock to an employee of the Company for a $8,500 interest-bearing note.











    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

CONNECT COMPUTER COMPANY
NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     BUSINESS DESCRIPTION:

     Connect Computer Company (the Company) provides support, technical consulting, training and development services for personal computer communications and local area networking technologies primarily to customers in the midwestern region of the United States. The Company also markets certain related hardware and software products.

     USE OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant area which requires the use of management estimates relates to the allowance for doubtful accounts receivable.

     INVENTORIES:

     Inventories, primarily consisting of finished goods, are valued at the lower of cost or market with cost determined using a method which approximates the first-in, first-out (FIFO) method.

     FURNITURE AND EQUIPMENT:


     Furniture and equipment are recorded at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred. Expenditures that result in enhancement of asset value are capitalized. Upon retirement or other disposition of furniture or equipment, the applicable cost and accumulated depreciation are removed from the accounts and any gain or loss on disposition is included in current operations.

     REVENUE RECOGNITION:

     Service contracts: Revenue from service contracts and related expenses, such as commissions, are deferred and recognized ratably over related contract periods commensurate with the performance of services.

     Training fees: Revenues from fees charged to customers for training are recognized during the period the customers attend the training.

     Product revenues: Revenues from product sales are generally recognized when the related hardware or software products are shipped.

     INCOME TAXES:

     Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax currently payable for the period and the change during the period in deferred tax assets and liabilities.

2.   SELECTED BALANCE SHEET INFORMATION:

     ACCOUNTS RECEIVABLE:

     Accounts receivable at December  31, 1995 and 1994 consisted of the following:
                                                          1995          1994

     Accounts receivable                               $3,912,318    $2,244,786
     Less allowance for uncollectible accounts              3,000         3,000
                                                       -----------   -----------

                                                       $3,909,318    $2,241,786
                                                       -----------   -----------
                                                       -----------   -----------
FURNITURE AND EQUIPMENT:


Furniture and equipment at December  31, 1995 and 1994 consisted of the following:
                                                          1995          1994

     Furniture and equipment, at cost                  $3,791,968    $2,363,152
     Less accumulated depreciation and amortization     1,781,097     1,142,924
                                                       -----------   -----------

                                                       $2,010,871    $1,220,228
                                                       -----------   -----------
                                                       -----------   -----------
     OTHER ASSETS:

     Other assets at December 31, 1995 and 1994 consisted of the following:
                                                            1995           1994

     Investments (Note 7)                                 $59,500
     Lease deposits                                        18,538       $21,200
                                                          --------      --------

                                                          $78,038       $21,200
                                                          --------      --------
                                                          --------      --------

     ACCRUED EXPENSES:

     Accrued expenses at December  31, 1995 and 1994 consisted of the following:
                                                           1995          1994

     Compensation                                        $252,521      $116,321
     Vacation                                             119,281        66,921
     Other                                                142,260        94,077
                                                        ----------    ----------
                                                         $514,062      $277,319
                                                        ----------    ----------
                                                        ----------    ----------

3.   FINANCING ARRANGEMENTS:

     NOTE PAYABLE AND LONG-TERM DEBT, BANK:

     The Company has a revolving line of credit expiring in May 1997 that bears interest at the bank's reference rate plus .5% (the reference rate was 8.5% at December 31, 1995 and 1994). The line of credit agreement provides for borrowings of up to $1,000,000, limited to 80% of the Company's eligible accounts receivable balance, as defined.

     This note and the term note described below are collateralized by substantially all property and equipment, accounts receivable, inventories and term insurance policies with a combined benefit of $1,000,000 on the life of a stockholder of the Company. The notes are also personally guaranteed by an officer and stockholder of the Company.

     The agreement for this note and the term note described below contain certain restrictive covenants which, among other things, requires the Company to maintain tangible net worth, as defined, of not less than $500,000; requires the Company to maintain a debt to net worth ratio of not more than 6.5 to 1.0, 4.5 to 1.0 and 3.5 to 1.0 as of December 31, 1995, December 31, 1996 and May 31, 1997, respectively; and prohibits the payment of dividends.

     LONG-TERM DEBT:

     Long-term debt consists of the following at December  31, 1995 and 1994:


                                                                                          1995           1994
      Term note payable, bank:  Payable in monthly principal installments of
          $10,833 plus interest computed at the bank's reference rate plus
          2%.  The bank's reference rate was 8.5% at December 31, 1995.               $ 606,648

      Small Business Administration loan payable:
       Payable in monthly installments of $11,995 including principal and interest computed at the bank's reference rate plus 2.75%, balance
          due February 2001.                                                                         $ 684,649

      Note payable, warrant repurchase.                                                                 83,100

      Note payable, corporation:  Payable in monthly installments of $785
         including principal and interest at 10%, balance due October 1, 1995.                           7,504
                                                                                      ----------     ----------
      Total long-term debt                                                              606,648        775,253

      Less  current portion                                                             129,996        171,912
                                                                                      ----------     ----------

      Long-term debt, less current portion                                            $ 476,652      $ 603,341
                                                                                      ----------     ----------
                                                                                      ----------     ----------


The scheduled maturity of long-term debt as of December 31, 1995 are as follows:

                  1996
                  1997                                        $129,996
                  1998                                         129,996
                  1999                                         129,996
                  2000                                         129,996
               Thereafter                                       86,664
                                                             ----------

                                                             $ 606,648
                                                             ----------
                                                             ----------


NOTE PAYABLE, WARRANT REPURCHASE:

During 1993, the Company repurchased warrants to purchase 1,500,000 shares of common stock, at $.13 per share, from a former stockholder in exchange for an unsecured $270,000 note that was payable in monthly installments, with interest at 8%. This note was repaid in August 1995.

4.   LEASE COMMITMENTS:

     CAPITAL LEASES:

     The Company leases certain furniture and equipment under capital lease agreements. Monthly lease payments are due through November 2000 with interest at rates ranging from 5% to 14.25%. The original cost of equipment under capital leases was $977,181 and $158,555, net of accumulated amortization of $234,000 and $86,000 at December 31, 1995 and 1994, respectively.

     OPERATING LEASES:

     The Company leases its facilities and certain equipment under operating lease agreements which expire at various dates through March 1999. The facilities leases require the Company to pay a pro rata share of the lessor's operating costs. Rent expense, including a pro rata share of the lessor's facilities operating costs, was approximately $596,828 and $482,000 for the years ended December 31, 1995 and 1994, respectively.

     Future minimum lease payments under noncancellable capital and operating lease agreements are as follows:

                                                    CAPITAL       OPERATING
                                                    LEASES         LEASES

        1996                                       $ 420,327      $ 329,065
        1997                                         360,110        223,315
        1998                                         270,731        188,783
        1999                                          48,374         47,191
        2000                                          26,693
                                                  -----------     ---------

 Total lease payments                              1,126,235      $ 788,354
                                                                  ----------
                                                                  ----------

 Less interest                                     (132,276)
                                                 -----------

 Present value of capital lease obligation           993,959
 Less current portion                               (344,711)
                                                 -----------

 Capital lease obligation, less current portion  $   649,248
                                                 -----------
                                                 -----------

5.   STOCKHOLDERS' EQUITY:

     COMMON STOCK:

     In 1994, the Company's Board of Director and stockholders amended the Articles of Incorporation of the Company, increasing the authorized $.01 par value common stock to 100,000,000 shares, and declared a stock dividend of 30 common shares for each share of common stock outstanding. The Board also approved a proportionate adjustment of outstanding stock options.
     This action was reflected in these financial statements as a stock split effected in the form of a dividend.

     On August 1, 1993, the Company granted an employee options to purchase 173,730 shares of common stock at $.12 per share, the estimated fair market value of the Company's common stock on the date of grant (as determined by the Board of Directors). The options, which expire if not exercised by August 1, 2003, vest 33% after the first year and 33% annually thereafter.

     1994 STOCK OPTION PLAN:


     In May 1994, the Company's stockholders approved an incentive stock option plan (the Plan) under which 1,000,000 shares of common stock were reserved for grants of incentive and nonqualified stock options to directors, officers and employees at exercise prices not less than 100% of the fair market value, as determined by the Board of Directors, on the date of grant (110% in the case of a 10% or greater stockholder). All options granted under the Plan become exercisable over periods established at the time of grant, however, certain options may vest earlier if certain financial performance benchmarks are achieved by the Company.

     A summary of selected information regarding the 1994 Stock Option Plan activity for the years ended December 31, 1995 and 1994 is as follows:

                                               SHARES          PRICE PER SHARE

     Balance, December 31, 1993                   -                   -

     Granted                                    303,666             $.17
     Exercised                                     -                  -
                                             -----------      -----------------

     Balance, December 31, 1994                 303,666             $.17

     Granted                                    350,541          $.17 - $.37
     Exercised                                   (1,797)            $.17
     Cancelled                                 (140,706)         $.17 - $.30
                                             -----------      -----------------

     Balance, December 31, 1995                 511,704          $.17 - $.37
                                             -----------      -----------------
                                             -----------      -----------------

As of December  31, 1995, 84,942 of these options were exercisable.

     ACCOUNTING FOR STOCK BASED COMPENSATION:

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards, "Accounting for Stock Based Compensation" (SFAS No. 123). As permitted by SFAS No. 123, the Company will adopt the new standard in 1996. Management has not selected from the implementation alternatives and therefore has not determined the impact, if any, this standard will have on the Company's 1996 financial position or results of operations.

6.   INCOME TAXES:

     The components of the income tax provision (benefit) for the years ended December 31, 1995 and 1994 are as follows:

                                                 1995               1994

     Current:
       Federal                                 $412,000           $168,000
       State                                    127,000             56,000
     Deferred:
       Federal                                  (19,000)           (33,000)
       State                                     (6,000)           (11,000)
                                              ----------         ----------

                                              $ 514,000          $ 180,000
                                              ----------         ----------
                                              ----------         ----------

The effective rates for income taxes for the years ended December 31, 1995 and 1994, differ from the statutory federal corporate income tax rate principally due to state income taxes, net of the federal income tax benefit.

The net deferred income tax assets of approximately $87,000 and $62,000, as of December 31, 1995 and 1994, respectively, resulted primarily from future taxable temporary differences related to the difference in the book and tax bases of property, plant and equipment, and future deductible temporary differences related to rent and deferred compensation recognized for financial reporting purposes that is not recognized for tax reporting purposes, allowances for bad debts and inventory obsolescence reserves established for financial reporting purposes, and certain inventory costs capitalized for tax reporting purposes.

Management expects that the Company will fully realize the benefits attributable to these future deductible temporary differences. Therefore, no valuation allowance has been recorded at December 31, 1995 or 1994, related to the deferred tax asset.

7.   EMPLOYEE BENEFIT PLANS:

     The Company offers a defined contribution savings plan to all of its employees. Participants may contribute up to 15% of their compensation per year. At the discretion of the Board of Directors, the Company may match up to a maximum of 10% of the first 10% of each participant's contributions. Company contributions to the plan were $20,824 and $19,096 for the years ended December 31, 1995 and 1994, respectively.

     The Company also offers a nonqualified, deferred compensation plan to certain employees. Participants may elect to defer and contribute a portion of their annual compensation to the plan. The Company may, at its sole discretion, elect to make an annual contribution to each participant's deferred compensation account. Contributions to the plan accrue interest at rates defined by the plan. Upon attainment of age 65 or upon a participant's death, the participant or their beneficiary shall receive monthly payments from the plan totaling contributions to the participant's account plus accrued interest.

     During 1995 and 1994, the Company contributed $40,000 and $19,500 to the deferred compensation plan, respectively. The Company has purchased investments in certain mutual funds to fund these Company contributions.
     As of December 31, 1995, these investments, which include debt and equity securities and are considered by management to be "available for sale," are carried at cost which approximates fair value based upon quoted market prices.

8.   SUBSEQUENT EVENT:

     On March 1, 1996, the Company signed a letter of intent to sell all of the issued and outstanding capital stock of the Company for $14,000,000, including cash and stock of the acquiring company, plus contingent cash consideration of up to $4,000,000, dependent on the Company's future performance. The letter of intent, which expires on April 30, 1996, may be terminated at any time by the mutual agreement of the potential buyer and the Company's stockholders, and provides that the proposed structure may be adjusted.

                                Connect Computer
                                  Balance Sheet
                          Quarter Ending March 31, 1996

Current Assets:
   Cash                                                   $     82,027
   Accounts Receivable, net                                  4,910,538
   Inventories                                                 379,255
   Prepaid Expenses                                            152,687
   Deferred Income Taxes                                        54,000
                                                          ------------
     Total Current Assets                                    5,578,506

   Furniture & Equipment, net                                2,209,416
   Deferred Income Taxes                                        33,000
                                                          ------------

        Total Assets                                      $  7,820,921
                                                          ------------
                                                          ------------

Current Liabilities:
   Note Payable, Bank                                          700,000
   Current Portion of Long-Term Debt                           130,155
   Current Portion of Capital Lease Obligations                447,101
   Accounts Payable                                          3,090,738
   Accrued Expenses                                            257,886
   Income Taxes Payable                                        171,713
   Deferred Revenues                                           431,990
                                                          ------------
     Total Current Liabilities                               5,229,583

Long-Term Debt, less current portion                           433,320
Capital lease obligations, less current portion                543,440
Deferred Rent                                                   84,937
Deferred Compensation                                           72,250
                                                          ------------

        Total Liabilities                                    6,363,531

Stockholder's Equity:
   Common Stock                                                 33,531
   Additional Paid-in-Capital                                    8,287
   Retained Earnings, Prior                                  1,255,665
   Retained Earnings, Current                                  172,233
                                                          ------------
                                                             1,469,716

   Less: Promissory Notes Receivable                           (12,326)
                                                          ------------

Total Stockholder's Equity                                   1,457,390
                                                          ------------

Total Liabilities & Stockholder's Equity                  $  7,820,921
                                                          ------------
                                                          ------------

                                Connect Computer
                                  Balance Sheet
                          Quarter Ending March 31, 1995

Current Assets:
   Cash                                                   $     16,882
   Accounts Receivable, net                                  2,734,347
   Inventories                                                 273,534
   Prepaid Expenses                                            213,480
   Deferred Income Taxes                                        13,000
                                                          ------------
     Total Current Assets                                    3,251,243

   Furniture & Equipment, net                                1,336,846
   Deferred Income Taxes                                        33,000
                                                          ------------

        Total Assets                                        $4,621,089
                                                          ------------
                                                          ------------

Current Liabilities:
   Note Payable, Bank                                          500,000
   Current Portion of Long-Term Debt                           129,371
   Current Portion of Capital Lease Obligations                132,958
   Accounts Payable                                          1,745,983
   Accrued Expenses                                            177,443
   Income Taxes Payable                                         21,000
   Deferred Revenues                                           458,596
                                                          ------------
     Total Current Liabilities                               3,165,351

Long-Term Debt, less current portion                           656,706
Capital lease obligations, less current portion                 42,939
Deferred Rent                                                   96,168
Deferred Compensation                                           29,500
                                                          ------------

        Total Liabilities                                    3,990,664

Stockholder's Equity:
   Common Stock                                                 33,485
   Additional Paid-in-Capital                                    7,999
   Retained Earnings, Prior                                    579,117
   Retained Earnings, Current                                   37,841
                                                          ------------
                                                               658,443

   Less: Promissory Notes Receivable                           (28,018)
                                                          ------------

Total Stockholder's Equity                                     630,425
                                                          ------------

Total Liabilities & Stockholder's Equity                  $  4,621,089
                                                          ------------
                                                          ------------

                                Connect Computer
                            Statements of Operations
                          Quarter ended March 31, 1996


Revenues:
  Technical & Consulting Services                            5,682,495
  Product Sales                                              3,151,617
                                                            ----------

    Total Revenue                                            8,834,112
                                                            ----------


Costs & Expenses
  Cost of Services                                           3,910,997
  Cost of Products Sold                                      2,707,753
                                                            ----------

     Total Cost of Revenue                                   6,618,750
                                                            ----------

     Gross Profit                                            2,215,362

  SG&A Expenses                                              1,812,648
                                                            ----------

     Operating Income                                          402,714

 Interest Expense                                               60,980
                                                            ----------

     Income before income taxes                                341,734

 Income Taxes                                                  169,500
                                                            ----------

Net Income                                                     172,234
                                                            ----------
                                                            ----------

                                Connect Computer
                            Statements of Operations
                          Quarter ended March 31, 1995


Revenues:
  Technical & Consulting Services                            3,710,036
  Product Sales                                              1,466,382
                                                            ----------

   Total Revenue                                             5,176,418
                                                            ----------


Costs & Expenses
  Cost of Services                                           2,614,041
  Cost of Products Sold                                      1,330,593
                                                            ----------

     Total Cost of Revenue                                   3,944,634
                                                            ----------

     Gross Profit                                            1,231,784

  SG&A Expenses                                              1,124,354
                                                            ----------

     Operating Income                                          107,430

 Interest Expense                                               42,589
                                                            ----------

     Income before income taxes                                 64,841

 Income Taxes                                                   27,000
                                                            ----------

Net Income                                                      37,841
                                                            ----------
                                                            ----------

                            CONNECT COMPUTER COMPANY
                        STATEMENT OF STOCKHOLDERS' EQUITY
                      for the quarter ended March 31, 1996


                                              -----------------------------------------------------------------------
                                                Common       Additional     Retained       Promissory
                                                Stock     Paid In Capital   Earnings     Note Receivable    Total
                                              -----------------------------------------------------------------------
Balances, December 31, 1995                      33,531        $ 8,287    $ 1,255,665      $ (15,498)     $ 1,281,985

Proceeds from promissory note receivable                                                       3,172            3,172

Net Income for three months ended 3-31-95                                     172,233                         172,233
                                              -----------------------------------------------------------------------

Balances, March 31, 1996                         33,531        $ 8,287    $ 1,427,898      $ (12,326)     $ 1,457,390
                                              -----------------------------------------------------------------------
                                              -----------------------------------------------------------------------

                            CONNECT COMPUTER COMPANY
                       STATEMENT OF STOCKHOLDERS' EQUITY
                      for the quarter ended March 31, 1995


                                              ----------------------------------------------------------------------
                                                Common       Additional      Retained       Promissory
                                                Stock      Paid In Captial   Earnings     Note Receivable  Total
                                              ----------------------------------------------------------------------
Balances, December 31, 1994                      33,485        $ 8,000      $ 579,117      $ (33,648)      $ 586,954

Proceeds from promissory note receivable                                                       5,630           5,630

Net Income for three months ended 3-31-95                                      37,841                         37,841
                                              ----------------------------------------------------------------------

Balances, March 31, 1995                         33,485        $ 8,000      $ 616,958      $ (28,018)      $ 630,425
                                              ----------------------------------------------------------------------
                                              ----------------------------------------------------------------------

                            CONNECT COMPUTER COMPANY
                            Statements of Cash Flow
                                Increase in cash
                      Quarter ended March 31, 1996 and 1995
          Audited Financials (12-31-95) to Internal Financials (3-31-96)


Beginning Cash Balance                                                   $0                              $   18,374
Cash flows from Operating Activities:
 Net Income                                          172,234                                 37,841
 Adjustments to reconcile net income
 to net cash provided by operating
 activities:
   Depreciation and amortization                     264,141                                132,090
   Deferred Rent                                      (2,807)                                10,420
   Deferred Compensation                              12,750                                 10,000
   Changes in operating assets/liabilities:
     Trust Account/Other Assets                        5,788                                 21,200
     Accounts Receivable                          (1,001,220)                              (434,484)
     Inventory                                      (131,827)                               (48,260)
     Prepaid Expenses                                  7,028                               (101,289)
     Accounts Payable                              1,936,773                                607,016
     Accrued Expenses                               (213,456)                              (160,880)
     Deferred Taxes                                   87,000                                 62,000
     Income Taxes Payable                           (300,213)                               (10,713)
     Commissions Payable                              41,993                                 36,004
     Deferred Revenues                               (31,644)                                62,320
                                                  ----------                             ----------
 Net cash provided by operating activities                       $  846,541                              $  223,265
                                                                 ----------                              ----------
Cash flows from investing activities:
 Purchase of furniture and equipment                (462,658)                              (248,708)
                                                  ----------                             ----------
   Net cash used in investing activities                         $ (462,658)                             $ (248,708)
                                                                 ----------                              ----------
Cash flows from financing activities:
 Payments of note payable, bank                   (2,000,000)                            (2,600,000)
 Borrowings under note payable, bank               1,700,000                              2,600,000
 Payments of long term debt (Net of additions)       (43,173)                                10,825
 Payments of capital lease obligation                 (3,418)                                 7,497
 Proceeds from promissory notes receivable             3,172                                  5,530
 Decrease in cash overdraft                          (30,688)
                                                  ----------                             ----------

  Net cash used in financing activities                          $ (374,107)                             $   23,952
                                                                 ----------                              ----------
Net increase in cash                                                         $  9,776                                   $ (1,492)
                                                                             --------                                   --------
Cash, end of period                                                          $  9,776                                   $ 16,882
                                                                             --------                                   --------
                                                                             --------                                   --------

           PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The following pro forma unaudited consolidated financial information consists of Pro Forma Unaudited Statements of Operations for the year ended April 30, 1995 and for the nine months ended January 27, 1996 and a Pro Forma Unaudited Consolidated Balance Sheet as of January 27, 1996. The Unaudited Pro Forma Consolidated Financial Statements give effect to the proposed acquisition of CCC. The Pro Forma Unaudited Consolidated Statements of Operations give effect to such transaction (the Transaction) as if it had occurred on May 1, 1994. The Pro Forma Unaudited Consolidated Balance sheet gives effect to the Transaction as if it had occurred on January 27, 1996.

On May 24, 1996, Norstan executed an agreement pursuant to which it would acquire all of the issued and outstanding common stock of Connect, in exchange for $8.2 million in cash and $2 million of Norstan common stock, to be valued at the average closing price for Norstan common stock during the twenty days ending on May 28, 1996 at the date the Transaction is consummated. The agreement also contains a provision whereby Connect shareholders can receive up to $4 million in contingent consideration over a three year period ending April 30, 1999, if certain operating income levels are achieved. Norstan has also agreed to pay $2.7 million in exchange for all outstanding Connect stock options, and $1.1 million in bonuses to Connect management and employees. Further, Norstan will pay $1 million to certain members of Connect management under non-compete agreements. The Pro Forma Unaudited Consolidated Financial Statements give effect to certain adjustments related to the acquisition, including (i) Norstan's issuance of long-term debt and the related interest expense; (ii) the issuance of 68,879 shares of Norstan common stock; (iii) goodwill created by the acquisition and related amortization; (iv) the recording of payments for non-compete agreements and bonuses, and for cancellation of stock options, as described above; and (v) adjustments to eliminate amounts attributable to a division of Connect that will be sold to its majority shareholder prior to the acquisition.

The Pro Forma Unaudited Consolidated Financial Statements and accompanying notes should be read in conjunction with the consolidated financial statements and notes thereto incorporated by reference in this information statement. The Pro Forma Unaudited Consolidated Financial Statements do not purport to represent what the results of operations or financial position of Norstan would actually have been if the aforementioned Transaction in fact had occurred on May 1, 1994 or on January 27, 1996 or at any future date.

                         NORSTAN, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF JANUARY 27, 1996
                                 (IN THOUSANDS)


                                                                                           Pro Forma
ASSETS                                                        Norstan       Connect       Adjustments         Pro Forma
                                                            ----------     ----------     -----------         ----------
Current assets:
   Cash                                                     $    2,566     $       12     $     (550) (1)     $    2,028
   Accounts receivable                                          58,536          3,776           (350) (6)         61,962
   Current lease receivables                                    14,920              -              -              14,920
   Inventories                                                  11,892            288            (50) (6)         12,130
   Costs and estimated earnings in excess of billings            8,245              -              -               8,245
   Deferred income tax benefits                                  3,486              -              -               3,486
   Prepaid expenses, deposits and other                          3,407            170              -               3,577
                                                            ----------     ----------     ----------          ----------
        Total current assets                                   103,052          4,246           (950)            106,348
Property and equipment, net                                     32,513          2,040           (300) (6)         34,253
                                                            ----------     ----------     ----------          ----------
Other assets:
   Lease receivables, net                                       24,467              -              -              24,467
   Franchise rights and other intangible assets, net             7,434              -         13,498  (3)         21,932
                                                                                               1,000  (4)
   Other                                                           578              -              -                 578
                                                            ----------     ----------     ----------          ----------
        Total other assets                                      32,479              -         14,498              46,977
                                                            ----------     ----------     ----------          ----------
                                                            $  168,044     $    6,286     $   13,248          $  187,578
                                                            ----------     ----------     ----------          ----------
                                                            ----------     ----------     ----------          ----------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current maturities of long-term debt                        $     -      $     715        $     -           $     715
   Current maturities of discounted lease rentals               12,887              -              -              12,887
   Accounts payable                                             13,642          2,256           (550) (6)         15,348
   Accrued liabilities                                          35,086            934          1,096  (7)         36,020
                                                                                              (1,096) (1)
   Income taxes payable                                            568              -              -                 568
   Billings in excess of costs and estimated earnings            4,093              -              -               4,093
                                                            ----------     ----------     ----------          ----------
        Total current liabilities                               66,276          3,905           (550)             69,631
Long-term debt, net of current maturities                       12,050          1,079         13,000  (1)         26,729
                                                                                                 (50) (6)
                                                                                                 650  (4)
Discounted lease receivables, net of current maturities         16,618              -              -              16,618
Deferred income taxes                                            8,758              -           (500) (8)          8,258
                                                            ----------     ----------     ----------          ----------
Shareholders' equity:
   Common stock                                                    433             34              7  (2)            440
                                                                                                 (34) (5)
   Capital in excess of par value                               27,697              8          1,993  (2)         29,690
                                                                                                  (8) (5)
   Retained earnings                                            37,361          1,275            (79) (5)         37,361
                                                                                                (100) (6)
                                                                                              (1,096) (7)
   Notes receivable from sale of stock                               -            (15)            15  (5)              -
   Unamortized cost of stock                                      (128)             -              -                (128)
   Foreign currency translation adjustments                     (1,021)             -              -              (1,021)
                                                            ----------     ----------     ----------          ----------
        Total shareholders' equity                              64,342          1,302            698              66,342
                                                            ----------     ----------     ----------          ----------
                                                            $  168,044     $    6,286     $   13,248          $  187,578
                                                            ----------     ----------     ----------          ----------
                                                            ----------     ----------     ----------          ----------


The accompanying notes are an integral part of this pro forma consolidated balance sheet.

                         NORSTAN, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED APRIL 30, 1995
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                                                            Pro Forma
                                                              Norstan        Connect       Adjustments         Pro Forma
                                                             ---------      ---------      -----------         ---------
Revenues:
  Sales of products and systems                              $ 166,675      $   6,293      $       -           $ 172,968
  Telecommunications services                                  118,569         12,216         (3,315) (1)        127,470
  Financial services                                             5,001              -              -               5,001
                                                             ---------      ---------      ---------           ---------
       Total revenues                                          290,245         18,509         (3,315)            305,439
Cost of sales:
  Products and systems                                         123,158          5,046              -             128,204
  Telecommunications services                                   76,641          8,591         (2,250) (1)         82,982
  Financial services                                             2,308              -              -               2,308
                                                             ---------      ---------      ---------           ---------
       Total cost of sales                                     202,107         13,637         (2,250)            213,494
                                                             ---------      ---------      ---------           ---------
Gross margin                                                    88,138          4,872         (1,065)             91,945
Selling, general and administrative expenses                    74,725          4,379           (591) (1)         79,663
                                                                                                 250  (2)
                                                                                                 900  (3)
                                                             ---------      ---------      ---------           ---------
            Operating income                                    13,413            493         (1,624)             12,282
Interest expense                                                (1,587)             -         (1,040) (4)         (2,627)
Interest and other income (expense), net                           (54)             -              -                 (54)
                                                             ---------      ---------      ---------           ---------
            Income before provision for income taxes            11,772            493         (2,664)              9,601
Provision for income taxes                                       4,709            217           (209) (1)          4,201
                                                                                                (516) (5)
                                                             ---------      ---------      ---------           ---------
Net income                                                   $   7,063      $     276      $  (1,939)          $   5,400
                                                             ---------      ---------      ---------           ---------
                                                             ---------      ---------      ---------           ---------
Net income per common and common equivalent share            $    1.61                                         $    1.22
                                                             ---------                                         ---------
                                                             ---------                                         ---------
Weighted average number of common and common
  equivalent shares outstanding                                  4,375              -             69  (6)          4,444
                                                             ---------      ---------      ---------           ---------
                                                             ---------      ---------      ---------           ---------


The accompanying notes are an integral part of this pro forma consolidated financial statement.

                         NORSTAN, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED JANUARY 27, 1996
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                                                            Pro Forma
                                                              Norstan        Connect       Adjustments         Pro Forma
                                                             ---------      ---------      -----------         ---------
Revenues:
  Sales of products and systems                              $ 129,112      $   5,240      $       -           $ 134,352
  Telecommunications services                                   99,464         14,169         (3,060) (1)        110,573
  Financial services                                             4,161              -              -               4,161
                                                             ---------      ---------      ---------           ---------
       Total revenues                                          232,737         19,409         (3,060)            249,086
Cost of sales:
  Products and systems                                          96,001          4,413              -             100,414
  Telecommunications services                                   69,105          9,824         (2,241) (1)         76,688
  Financial services                                             1,725              -              -               1,725
                                                             ---------      ---------      ---------           ---------
       Total cost of sales                                     166,831         14,237         (2,241)            178,827
                                                             ---------      ---------      ---------           ---------
Gross margin                                                    65,906          5,172           (819)             70,259
Selling, general and administrative expenses                    55,015          4,037           (560) (1)         59,355
                                                                                                 188  (2)
                                                                                                 675  (3)
                                                             ---------      ---------      ---------           ---------
            Operating income                                    10,891          1,135         (1,122)             10,904
Interest expense                                                (1,165)             -           (780) (4)         (1,945)
Interest and other income (expense), net                            65              -              -                  65
                                                             ---------      ---------      ---------           ---------
            Income before provision for income taxes             9,791          1,135         (1,902)              9,024
Provision for income taxes                                       3,916            492           (112) (1)          3,909
                                                                                                (387) (5)
                                                             ---------      ---------      ---------           ---------
Net income                                                   $   5,875      $     643      $  (1,403)          $   5,115
                                                             ---------      ---------      ---------           ---------
                                                             ---------      ---------      ---------           ---------

Net income per common and common equivalent share            $    1.31                                         $    1.12
                                                             ---------                                         ---------
                                                             ---------                                         ---------
Weighted average number of common and common
  equivalent shares outstanding                                  4,495              -             69  (6)          4,564
                                                             ---------      ---------      ---------           ---------
                                                             ---------      ---------      ---------           ---------


The accompanying notes are an integral part of this pro forma consolidated financial statement.

          NOTES TO PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEET
                         AS OF JANUARY 27, 1996
              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

1. Reflects the borrowing on Norstan's line of credit and the payment for CCC's common stock transaction related expenses. The adjustment also reflects the first payment to certain members of Connect management under non-compete agreements. The net cash used for the transaction is as follows:

         Borrowing on line of credit                           $13,000
         Payment for common stock                               (8,178)
         Cancellation of Connect stock options                  (2,726)
         Payment for bonuses summarized in 7.                   (1,096)
         First payment for non-compete agreements                 (350)

         Payment for transaction expenses                       (1,200)

                                                               --------

         Total Adjustment                                        $(550)

                                                                 ------

2. Reflects the issuance of 68,879 shares of Norstan common stock assuming a market value of $29.03 per share, for total consideration of $2,000.

3. Reflects the cost exceeding the identifiable assets acquired of Connect. The final allocation of the purchase price will be determined upon consummation of the Transaction or shortly thereafter.

4. Reflects the assigned value for the non-compete agreements. The first payment of approximately $350 to be made pursuant to these agreements is reflected in 1. above; the remaining $650 has been recorded as a long-term liability in the accompanying balance sheet.

5.   Reflects the elimination of Connect's shareholders' equity.

6. Reflects that upon the closing of the Transaction, a division, Connect Education Services (CES), will be sold to the majority shareholder of Connect. These pro forma adjustments reflect the elimination of CES's assets, liabilities and shareholders' equity as of January 27, 1996.

7. Reflects the recording of bonuses by Connect prior to the close of the Transaction.

8. Reflects the estimated net deferred tax asset arising from the Transaction.

                        NOTES TO PRO FORMA UNAUDITED
                    CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED APRIL 30, 1995 AND THE NINE MONTHS ENDED JANUARY 27, 1996:

1. Reflects that upon the closing of the Transaction, a division, Connect Education Services (CES), will be sold to the majority shareholder of Connect. These pro forma adjustments reflect the elimination of the results of operations of CES for the respective periods.

2. Reflects amortization expense relating to the $1 million non-compete agreement arising from the Transaction. These costs are being amortized on a straight-line basis over the four year term of the agreement.

3. Reflects amortization expense relating to the $13.5 million of goodwill arising from the Transaction amortized on a straight-line basis over 15 years. The final allocation of the purchase price will be determined upon consummation of the Transaction or shortly thereafter.

4. Reflects the additional interest expense from the line of credit borrowing computed at Norstan's current borrowing rate of approximately 8.0%.

5. Reflects the income tax effect on pro forma adjustments at a 40% tax rate adjusted for the pro forma effect of non-deductible goodwill amortization.

6. Reflects the issuance of 68,879 shares of common stock for consideration in the Transaction.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 20,  1996                   NORSTAN, INC.



                                   By   /s/ Richard Cohen
                                        --------------------------------------
                                   Its Chief Financial Officer

                                  EXHIBIT INDEX



Exhibit No.                     Description
- -----------                     -----------
  * 2               Agreement and Plan of Merger, dated May
                    24, 1996, by and among Norstan, Inc.,
                    CCC Acquisition Subsidiary and Connect
                    Computer Company
  *23               Consent of Coopers & Lybrand LLP

  * Previously filed